Exhibit 10.7

June 30, 2014

Sterling Aviation, LLC
340 Crossways Park Drive
Woodbury, NY  11797:

Re:            Amendment to Aircraft Dry Lease Agreement

Gentlemen:

Reference is made hereby to that certain Aircraft Dry Lease Agreement (the “Agreement”) dated as of February 16, 2011, by and between Sterling Aviation, LLC (“Sterling”) and CSC Holdings, LLC, as successor-in-interest to CSC Transport, Inc. (“CSC”), as amended to date.

You and CSC hereby agree that, effective as of June 1, 2014, Section 2 of the Agreement shall be amended to read in full as follows:

“2.       Intentionally Omitted”

Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

Sincerely,

CSC HOLDINGS, LLC

/s/ Jennifer Love
Name: Jennifer Love
Title: SVP, CSO & Aviation

Accepted and agreed:

STERLING AVIATION, LLC

/s/ Charles F. Dolan
Name: Charles F. Dolan
Title: President